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                                                                     Exhibit 8.1

                        PAUL, HASTINGS, JANOFSKY & WALKER



                                  July 24, 1996





Charter Communications Southeast Holdings, L.P.
12444 Powerscourt Drive
Suite 400
St. Louis, Missouri  63131

         Re:      Registration Statement on Form S-4

Dear Sirs:

                  In connection with the filing by Charter Communications Southeast Holdings, L.P and Charter Communications Southeast Holdings Capital Corporation of the Registration Statement on form S-4 (Reg. No. 333-3774) (the "Registration Statement"), with the Securities and Exchange Commission, you have requested our opinion concerning certain federal income tax considerations to persons who hold the senior secured discount debentures offered pursuant to the Registration Statement (the "Debentures") related to the original issue discount ("OID") on the Debentures.

                  The facts, as we understand them, and upon which we rely in rendering our opinion expressed herein, are set forth in the Registration Statement. Based upon and subject to (i) the accuracy of such facts and (ii) the sale of the Debentures being consummated in the manner described in the Registration Statement, certain information in the Registration Statement under the heading "Certain Federal Income Tax Consequences" specifically identified as the opinion of Paul, Hastings, Janofsky & Walker, while not purporting to discuss all possible federal income tax


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Charter Communications
Southeast Holdings, L.P.
July 24, 1996
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consequences to holders of the Debentures, expresses our opinion as to the material federal income tax consequences applicable to such holders. Neither the information set forth in the "Certain Federal Income Tax Consequences" section of the Registration Statement nor our opinion addresses tax consequences to specific holders, but rather summarizes and relates to a general application of the OID rules in the context of the Debentures.

                  This opinion is furnished to you solely for use in connection with the Registration Statement and may not be used, circulated, quoted or otherwise referred to for any other purposes without our express, prior written permission. We consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby agree that we come within the category of a person whose consent is required.

                                        Very truly yours,


                              /s/ Paul, Hastings, Janofsky & Walker